HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

Restated Consolidated Balance Sheet:
December 31, 2012	F-2

Restated Consolidated Statements of Operations:
Year ended December 31, 2012	F-3

Restated Consolidated Statement of Stockholders Equity
December 31, 2012	F-4

Restated Consolidated Statements of Cash Flows:
Year ended December 31, 2012	F-5

Restated Notes to Financial Statements:
December 31, 2012	F-6

THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA 98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Healthcare Corporation of America & Subsidiaries

We have audited the accompanying balance sheet of Healthcare Corporation of America & Subsidiaries as of December 31, 2012 (Restated) and the related restated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2012 (Restated). Healthcare Corporation of America & Subsidiaries management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Corporation of America & Subsidiaries as of December 31, 2012 (Restated), and the restated results of its operations and cash flows for the period then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the financial statements, the 2012 financial statements have been restated to correct a misstatement.

Seattle, Washington

February 28, 2013

May 15, 2013 as to Note 2 and Restatement

January 17, 2014 as to Note 3 Subsequent Restatement and Going Concern Paragraph Above

F-1

       HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

       Restated Consolidated Balance Sheet

       Audited

	Restated	Restated
	December 31,	December 31,
	2011	2012

ASSETS
Current assets:
Cash	$3,354,385	$1,791,134
Accounts receivable	1,169,162	1,126,846
Rebates receivable		1,323,474
Inventory	285,708	544,004
Prepaid Loan Fees		619,271
Total current assets	4,809,255	5,404,729

Property and equipment, net of accumulated depreciation, restated	824,284	1,114,055

Other assets:
Security deposits	66,131	66,131
Other	33,488	17,555
	99,619	83,686

Other Assets

Total Other Assets		-
Total assets	$5,733,158	$6,602,470

LIABILITIES
Current liabilities:
Accounts payable	$4,490,901	$4,431,366
Accrued expenses	207,100	557,457
Accrued taxes payable	6,391	11,071
Deferred revenue		638,223
Note payable		4,192,954
Redeemable preferred stock		2,362,517
Warrant liability		121,350
Current portion of long term liabilities	78,800	137,703
Total current liabilities	4,783,192	12,452,641

Long-term liabilities:
Convertible Notes Payable		-

Total long-term liabilities		-

Total current liabilities	4,783,192	12,452,641

Long term liabilities:
Deferred rent	48,296	64,133
Leases payable	439,953	399,382

Total long term liabilities	488,249	463,515

Total Liabilities	5,271,441	12,916,156

STOCKHOLDERS' DEFICIT
Common stock, no par value, 50,000,000 authorized,
40,000,009 shares issued and outstanding	3,525,294	4,175,856
Warrants		250,000
Stock redemption		(100,000)
Accumulated deficit, restated	(3,063,577)	(10,639,542)
Total stockholders' equity	461,717	(6,313,686)
Total liabilities and stockholders equity	$5,733,158	$6,602,470

The accompanying notes are an integral part of these statements.

F-2

               HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

               Restated Consolidated Statement of Operation

               Audited

	Restated	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2011	2012

Sales	$24,928,065	$27,305,795

Cost of Sales	23,919,518	26,148,118

Gross Profit	1,008,547	1,157,677

General and administrative expenses:
Wages and taxes	1,795,693	2,802,634
Commissions	376,566	1,322,729
Advertising and marketing	12,196	143,466
Legal and professional	123,395	991,440
Computer and internet	35,735	14,122
Travel and entertainment	47,347	153,384
Insurance	105,104	665,229
Office and postage	55,721	228,554
Rent	217,499	186,735
Depreciation and amortization	64,236	205,997
Bad debts	1,931,310	-
Other office and miscellaneous	116,462	202,417
Total operating expenses	4,881,264	6,916,707
Income/(Loss) from operations	(3,872,717)	(5,759,030)

Other income (expense):
Interest income		1,017
Interest (expense)	(8,274)	(1,131,201)
Other (expense)		(686,751)
Income/(Loss) before taxes	(3,880,991)	(7,575,965)

Provision/(credit) for taxes on income	-	-
Net Income/(loss)	$(3,880,991)	$(7,575,965)

Basic earnings/(loss) per common share	$(0.10)	$(0.19)

Weighted average number of shares outstanding	37,879,809	38,939,909

The accompanying notes are an integral part of these statements.

F-3

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Restated Consolidated Statement of Stockholders' Deficit

Audited

	Common stock		Stock		Accumulated
	Shares	Amount	Redemption	Warrants	Deficit	Totals

Balance, December 31, 2010 (audited), restated	21,878,450	$1,529,060	$-	$-	$(1,711,358)	$(182,298)
Stock-based compensation	10,469,109	410,529				410,529
Common stock cancelled	(1,392,000)	(57,500)				(57,500)
Common stock issued	6,924,250	1,643,205				1,643,205
Net (loss) for the period					(1,352,219)	(1,352,219)
Balance, December 31, 2011	37,879,809	3,525,294	-	-	(3,063,577)	461,717

Common shares issued	2,120,200	650,562				650,562

Issuance of Warrants				250,000		250,000

Stock redemption			(100,000)			(100,000)

Net (loss) for the period					(7,575,965)	(7,575,965)

Balance, December 31, 2012 (audited), restated	40,000,009	$4,175,856	$(100,000)	$250,000	$(10,639,542)	$(6,313,686)

The accompanying notes are an integral part of these statements.

F-4

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Restated Consolidated Statement of Cash Flows

Audited

	Restated	Restated
	December 31,	December 31,
	2011	2012

Cash flows from operating activities:
Net income (loss)	$(3,880,991)	$(7,575,965)

Adjustments to reconcile net (loss) to cash
provided (used) by operating activities:
Common stock issued as other expenses	410,529	641,142
Depreciation and amortization	64,236	205,997
Change in current assets and liabilities:
Accounts receivable	(439,069)	42,316
Rebates		(1,323,474)
Inventory	(284,419)	(258,296)
Prepaid expenses and other current assets	(45,349)	(603,338)
Other assets
Accounts payable and accrued expenses	5,915,286	295,502
Deposits received		638,223
Deferred rent	56,402	16,486
Net cash flows from operating activities	1,796,625	(7,921,407)

Cash flows from investing activities:
Purchase of fixed assets	(880,761)	(495,768)

Net cash flows from investing activities	(880,761)	(495,768)

Cash flows from financing activities:
Proceeds from sale of common stock	1,643,205	9,420
Proceeds from notes payable		4,192,954
Redeemable preferred stock		2,362,517
Warrants		371,350
Redemption of common stock	(57,500)	(100,000)
Proceeds/(payments) from capital leases	510,647	17,683

Net cash flows from financing activities	2,096,352	6,853,924
Net cash flows	3,012,216	(1,563,251)

Cash and equivalents, beginning of period	342,169	3,354,385
Cash and equivalents, end of period	$3,354,385	$1,791,134

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Interest	$(8,274)	$(852,276)
Income taxes		$-

The accompanying notes are an integral part of these statements.

F-5

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Note 1 - Summary of Significant Accounting Policies

General Organization and Business

Healthcare Corporation of America and Subsidiaries (the “Company”), are New Jersey Corporations. The consolidated companies are primarily engaged in the health benefits industry which provides benefit management services and mail order pharmacy fulfillment. The subsidiaries are Prescription Corporation of America Benefits (“PCB”) and Prescription Corporation of America (“PCA”). Healthcare Corporation of America was incorporated on February 26, 2008, Prescription Corporation of America Benefits was incorporated on October 7, 2010 and Prescription Corporation of America was incorporated on January 11, 2008. In April 2013, the Company was acquired by Selway Capital Acquisition Corp (“Selway”).

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). See Note 3 explaining lack of comparative financial information.

Basis of consolidated

The consolidated financial statements include the accounts of Healthcare Corporation of America and its wholly-owned subsidiaries PCA and PCB, (collectively, the Company). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents. For cash management purposes, the Company concentrates its cash holdings in multiple checking accounts at Chase Bank. The balances in these accounts may exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation in case of bank failure. At December 31, 2012, the Company had $1,040,836 in excess of the insurance limit at this bank.

Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Inventory

Inventory is recorded at lower of cost or market; cost is computed on a first-in first-out basis. The inventory consists of finished goods. Inventory at year end was $544,004.

F-6

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Accounts receivable

Trade receivables are carried at original invoice amount. Accounts receivable are written off to bad debt expense using the direct write-off method. Management determines uncollectible accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions and by using historical experience applied to an aging of accounts. Recoveries of trade receivables previously written off are recorded when received.

Revenue recognition:

Benefit management services revenues are recognized over the period in which members are entitled to receive benefits. Mail order pharmacy fulfillment sales consist of amounts due from third party payors and member copayment.

Rebates received from the pharmaceutical manufacturers are recorded as reduction of cost of revenues and the portion of the rebate payable to customers is treated as reduction of revenue.

Stock-based compensation

The Company accounts for equity awards based on the fair value of the common stock at the date of issue. Expense is recognized upon vesting.

Fair value of financial instruments and derivative financial instruments

We have adopted Accounting Standards Codification regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net Income Per Share of Common Stock

We have adopted Accounting Standards Codification regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not compute fully diluted earnings per share because they are antidilutive.

F-7

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Internal Website Development Costs

Under ASC350-50, Website Development Costs, costs and expenses incurred during the planning and operating stages of the Company's website are expensed as incurred.  Under ASC 350-50, costs incurred in the website application and infrastructure development stages are capitalized by the Company and amortized to expense over the website's estimated useful life or period of benefit.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date.  The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. During 2012, the Company incurred $874,204 in offering costs which were capitalized and amortized over the life of the loan.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Risk Concentration

The Company grants unsecured credit to its customers. The Company continuously monitors the payment performance of its customers to ensure collections and minimize losses. Management does not believe that significant credit risks exist at December 31, 2012. Management has determined that an allowance for doubtful accounts is not necessary at December 31, 2012 since no losses have been incurred to date.

Advertising:

The Company expenses all costs of advertising as incurred. The advertising costs included in general and administrative expenses for the year ended December 31, 2012 were $143,466.

Note 2 - Going concern:

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. As of December 31, 2012, the Company had an accumulated deficit of $10,639,542. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

F-8

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 3 – Restatement:

The financial statements have been revised to correct an error in accounting for the Company’s sales, accounts receivable, cost of sales, accounts payable, capital leases, accrued rent and accrued taxes. In accordance with applicable Generally Accepted Accounting Principles (GAAP), the Company calculated and recognized adjustments accordingly.

On March 25, 2013, the Company filed with the Securities and Exchange Commission (“SEC”) its audited financial statements for the years ended December 31, 2012 and 2011.   Following the discovery of various material errors the Company informed the SEC on May 9, 2013 that these financial statements could not be relied upon, and on May 15, 2013 filed its restated audited financial statements for the above mentioned periods (First Restatement Financial Statements).

On September 19, 2013 following the discovery by management of additional material errors and misstatements in the First Restatement Financial Statements, the company informed the SEC that these financials could not be relied upon and that the company would review its financial statements in an attempt to discover all the material errors and misstatements that were included therein.

As part of this review the company engaged external consultants to review and investigate its books and records and other related transactions and activities for 2012 and 2011. As a result of this review management concluded that it will be unable to complete its restated 2011 financial statements, due to lack of sufficient source documents and other information. In addition the company discovered various additional errors in misstatements in the 2012 financial statements which were corrected in these restated financial statements.

F-9

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

The following table represents the effects of the subsequent and first restated statements as of December 31, 2012.

	Subsequent	First
	Restatement	Restated	Original
	12/31/2012	12/31/2012	12/31/2012
Accounts receivable	$1,126,846	$572,637	$1,220,065

Rebates receivable	$-	$1,323,474	$1,638,000

Other receivable	$-	$-	$40,867

Accounts payable	$4,431,321	$4,520,223	$1,514,857

Accrued expenses	$557,457	$-	$453,057

Note payable	$4,192,954	$-	$4,947,613

Redeemable preferred stock	$2,362,517	$-	$458,800

Warrant liability	$121,350	$-	$518,587

Common stock	$4,175,856	$-	$3,556,056

Warrants	$250,000	$-	$-

Sales	$27,305,795	$28,663,284	$38,401,140

Cost of Sales	$26,148,118	$24,068,906	$31,650,232

General and Administrative expenses	$6,916,707	$-	$7,299,603

Other income/(expense)	$(1,816,935)	$-	$640,286

Accumulated deficit	$(10,639,542)	$(8,937,860)	$(4,970,540)

Earnings per share	$0.19	$0.09	$0.02

F-10

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Note 4 – Commitments and contingencies:

Operating leases:

The Company leases office space in Denville, New Jersey and office equipment. The office lease requires the following minimum rental payments:

Minimum Rental Payments
Premise
2013	$202,140
2014	212,888
2015	207,733
2016	219,270
2017	36,630
Thereafter	-

$878,661

Rent expense for the period ended December 31, 2012 was $182,455.

The Company also has a deferred rental agreement with their landlord. The Company has recorded deferred rent at December 31, 2012 of $72,888. The deferral amortizes over the life of the lease that expires in February 2017.

Note 5 – Employment agreements:

In 2012, the Company entered into employment agreements with four of its senior officers. The agreements specify an aggregate guaranteed salaries of $930,000 each year of employment. The agreements allow the Company to terminate these individuals for cause. At December 31, 2012 the Company has four remaining agreements.

Note 6 – Litigation:

During 2012, the Company filed suit against its past adjudicator of claims for overcharges, over payment on claims, errors and misclassifications, and rebates owed from drug manufacturers for over $5 million. The Company’s General Counsel has advised Management that the outcome of this lawsuit is undeterminable, and as a result, the Company has not recorded any receivable and will record any revenue when and if received. The adjudicator of claims filed a counterclaim in the amount of $2.9 million for amounts it claims are owed to it by the Company

In August 2013, The Company settled the suit with the claims adjudicator. Under the terms of the settlement the Company agreed to pay the claims adjudicator $2.7 million over 15 months commencing in September 2013. This amount was recorded as a liability as of January 1, 2012 and therefore the settlement did not have any material impact on the Company’s Consolidated Statement of Operations.

On August 14, 2012, The Company entered into a settlement with a shareholder to buy back 500,000 shares of common stock for $100,000. The settlement also called for the Company to pay $50,000 to the shareholder to settle claims against the company . As of December 31, 2012, the Company had not received the 500,000 shares of common stock but had paid the settlement. The Company received these shares in February 2013. A stock redemption was recorded on December 31, 2012 in the amount of $100,000.

Note 7 - Common Stock

During 2012, the Company settled a suit with a shareholder to repurchase 500,000 shares of its common stock. These shares were recorded as a stock redemption for $100,000 and the shares were received in February 2013.

In September 2012, 2,068,200 shares were issued to two entities believed to be controlled by a former consultant of the company. The Company is currently investigating the circumstances under which these shares were issued to the two entities. The Company recorded a charge equal to the estimated market value of the shares of $641,142 as other expenses.

F-11

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

During 2012, the Company issued 52,000 shares of common stock with a fair value of $0.31 for consideration of consulting services.

Note 8 – Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation.

Following is a detail break-out of its property and equipment:

2012
Furniture and fixtures	$1,374,126
Leasehold improvements	10,162

1,384,288
Accumulated depreciation	(270,233)

Net property and equipment	$1,114,055

The Company recorded depreciation expense of $205,997 for the years ended December 31, 2012.

F-12

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Note 9 – Long Term Debt – Leases

Long-term debt at December 31, 2012 is summarized as follows:

	Due within	Due after	Total
	One year	One Year	12/31/2012
Note payable in monthly installments of $2,140 including 8% interest, secured by equipment	$22,416	$123,592	$146,008

Note payable in monthly installments of $1,712 including 8% interest, secured by equipment	17,932	137,370	155,302

Note payable in monthly installments of $1,117 including 12% interest, secured by equipment	8,952	32,049	41,001

Note payable in monthly installments of $1,764 including 12% interest, secured by equipment	17,939	16,694	34,633

Note payable in monthly installments of $1,672 including 12% interest, secured by equipment	17,008	15,828	32,836

Note payable in monthly installments of $764 including 7% interest, secured by equipment	7,757	15,715	23,472

Note payable in monthly installments of $1,383 including 6.2% interest, secured by equipment	15,089	16,053	31,142

Note payable in monthly installments of $212 including 7% interest, secured by equipment	2,169	4,182	6,351

Note payable in monthly installments of $1,159 including 6.9% interest, secured by equipment	11,869	22,853	34,722

Note payable in monthly installments of $763 including 6.9% interest, secured by equipment	7,818	15,046	22,864

	$128,949	$399,382	$528,331

F-13

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Future maturities of long term debt are as follows:

December 31, 2013	$123,819
December 31, 2014	85,531
December 31, 2015	46,700
December 31, 2016	68,810
December 31, 2017	74,522

$399,382

Note 10 - Income Taxes

The provision (benefit) for income taxes for the years ended December 31, 2012, were as follows:

2012

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-

Loss carryforwards	$2,575,828
Change in valuation allowance	(2,575,828)

Total deferred tax provision	$-

The Company had deferred income tax assets as of December 31, 2012, as follows:

2012

Loss carryforwards	$3,617,444
Less - Valuation allowance	(3,617,444)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the years ended December 31, 2012, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

F-14

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

As of December 31, 2012, the Company had approximately $10,639,542, in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and will begin to expire in the year 2035.

Note 11 – Note Payable and Preferred Stock

On September 12, 2012, the Company, in anticipation of the merger with Selway, completed a one year bridge financing amounting to $5,925,000 (the “Bridge Financing”) consisting of 59.25 units, each unit consisting of 10,000 preferred shares, 5,000 warrants and a promissory note with a face value of $100,000. At the time of the Merger, each preferred stock, would convert into one share of the Selway common stock and each warrant would convert into a warrant to purchase one share of the Selway common stock. In addition at the time of the expected Merger the notes would, based on certain conditions be either be repaid, or converted into shares of Selway common stock, which for the purpose of the conversion will be valued at $10 per share.

At the time of the transaction the value of the units was allocated as follows: Preferred Stock was recorded at a value of $2,362,517, the warrants were recorded as a warrant liability of $82,726 and the notes were recorded at a value of $3,479,757, reflecting a loan discount of $2,445,243, and a contingent beneficial conversion feature valued at $1,182, 327. In addition the Company incurred loan fees amounting to $874,264. The Company recorded interest expense associated with the amortization of the loan discount and the loan fees.

Note 12 – Warrants:

The Company had the following warrants activity during the year:

In February 2012 the Company issued to a marketing partner a 3 year warrant to purchase 2,000,000 shares at an exercise price of $1.00 per share. Warrants to purchase 650,000 vested immediately and warrants to purchase 1,350,000 were to vest upon meeting specific targets. The Company only recorded the 650,000 vested warrants as management estimates that the specific targets needed for additional vesting of options will not be met.

In consideration for services provided by its financial advisor in connection with the Bridge Financing the Company was obligated to grant to the financial advisor the right to purchase 3.5 units, each unit consisting of 10,000 preferred shares, 5,000 warrants and a promissory note with a face value of $100,000. In April 2013, in connection with the merger with Selway the Company and the financial advisor agreed to exchange this warrant with a warrant to purchase 92,500 shares of Selway at an exercise price of $7.5. Management estimated the fair value of the warrant at $185,000.

Note 13 – Subsequent Events

On January 25, 2013, the Company signed a definitive merger agreement to merge the Company with Selway Capital Acquisition Corporation. Selway shall acquire all of the issued and outstanding securities in exchange for 5,200,000 shares of stock and 1,185,000 shares in exchange for the outstanding preferred stock and note payable.

The contract also has an earn out component that requires the Company to achieve certain financial goals. The determination shall be based on the combined company’s audited financial statements.

1.	1.4 million shares shall be issued if the combined company achieves consolidated revenue of at least $150 million for the 12 month period ending June 30, 2014.

2.	1.4 million shares shall be issued based if the combined company achieves consolidated revenue of at least $300 million for the 12 month period ending June 30, 2015.
a.	Should #1 not be achieved but #2 achieved the full 2.8 million shares will be issued.

3.	Cash Flow Note: Shareholders of record of HCA prior to the merger shall receive a $10 million note from the company with the following provision. 25% of all free cash flow after the first $2 million of free cash flow based on audited financials will be distributed to those shareholders. The note has no expiration date.

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HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 RESTATED NOTES TO FINANCIAL STATEMENTS

December 31, 2012

4.	In the case of a sale of the combined company at a price per share of at least $15 per share, all shares will be issued immediately prior to the closing and the remaining balance due on the cash flow note will be paid immediately.

The foregoing targets are to be met on an all-or-nothing basis, and there shall be no partial awards.

In addition, at the time of the merger certain members of HCCA’s management will receive an aggregate of 1,500,000 shares of Selway common stock, which shares will be fully vested but placed in escrow to be released in three equal installments of 500,000 shares on each September 30, 2013, June 30, 2014 and June 30, 2015. At the time of the merger, HCAA expects to record a one-time expense reflecting the estimated market value of these shares at the time of the merger.

Formal closing was completed on April 10, 2013.

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